As filed with the Securities and Exchange Commission on September 27, 2000
                                            Registration Statement No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Arden Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                                                95-3163136
-------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

       2020 South Central Avenue
          Compton, California                                     90220
----------------------------------------                       ----------
(Address of Principal Executive Offices)                       (Zip Code)

                 Non-Officer and Non-Director Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plan)

                                 Bernard Briskin
                 Chairman, President and Chief Executive Officer
                            2020 South Central Avenue
                            Compton, California 90220
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (310) 638-2842
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================  =================  ==============  ================  ===============
                                          Proposed        Proposed
                                          maximum         maximum            Amount
Title of                Amount            offering        aggregate            of
securities to           to be             price per       offering        registration
be registered        registered (1)       unit (2)        price (1)(2)       fee (1)(2)
------------------  -----------------  --------------  ----------------  ---------------
Class A Common           35,000           $37.625         $1,316,875         $347.66
Stock, $.25
par value
==================  =================  ==============  ================  ===============

(1) The number of shares of Class A Common Stock is the maximum number of shares issuable upon the exercise of options which may be granted pursuant to the Non-Officer and Non- Director Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of shares as may become issuable as a result of anti-dilution provisions set forth in the Plan.

(2) Calculated solely for the purpose of determining the registration fee and based upon $37.625 per share of the Class A Common Stock, representing the average of the high and low sale prices of the Class A Common Stock on September 25, 2000 as reported by NASDAQ.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 relates to an additional 35,000 shares of the Class A Common Stock, $.25 par value per share, of Arden Group, Inc., a Delaware corporation (the "Registrant"), subject to the Registrant's Non-Officer and Non-Director Stock Option Plan (the "Plan"). There is an effective registration statement on Form S-8, File Number 333- 69787, for the balance of the shares of Common Stock subject to the Plan. The Plan was amended to increase the number of shares of Class A Common Stock available thereunder from 35,000 shares to 70,000 shares. The contents of such earlier registration statement are hereby incorporated herein by reference.


ITEM 8.  EXHIBITS


Exhibit
Number                   Description
-------                  -----------
5.1                      Opinion of Crosby, Heafey, Roach & May,
                         Professional Corporation.

23.1                     Consent of PricewaterhouseCoopers LLP,
                         independent auditors.

23.2                     Consent of Crosby, Heafey, Roach & May,
                         Professional Corporation is contained in Exhibit 5.1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 27, 2000.

                                   ARDEN GROUP, INC.


                                   By:  /s/ BERNARD BRISKIN
                                       --------------------------
                                       Bernard Briskin, Chairman
                                       of the Board, President and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                               Date
      ---------                          -----                               ----
 /s/ BERNARD BRISKIN                Chairman of the                    September 27, 2000
----------------------              Board, President
   Bernard Briskin                  and Chief Executive
                                    Officer

 /s/ JOHN G. DANHAKL                Director                           September 27, 2000
----------------------
   John G. Danhakl


 /s/ ROBERT A.DAVIDOW               Director                           September 27, 2000
----------------------
   Robert A. Davidow


 /s/ DANIEL LEMBARK                 Director                           September 27, 2000
----------------------
   Daniel Lembark


 /s/ BEN WINTERS                    Director                           September 27, 2000
----------------------
   Ben Winters


 /s/ DAVID M. OLIVER                Chief Financial                    September 27, 2000
----------------------              Officer (Principal
   David M.Oliver                   Financial and
                                    Accounting Officer)

                                  EXHIBIT INDEX

Number                   Description
-------                  -----------
5.1                      Opinion of Crosby, Heafey, Roach & May,
                         Professional Corporation.

23.1                     Consent of PricewaterhouseCoopers LLP,
                         independent auditors.

23.2                     Consent of Crosby, Heafey, Roach & May,
                         Professional Corporation is contained in Exhibit 5.1.